UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On September 25, 2012, Zimmer, Inc., a wholly-owned subsidiary of Zimmer Holdings, Inc. (the “company”), received a warning letter dated September 19, 2012 from the San Juan District Office of the Food and Drug Administration (FDA). The warning letter was issued following an inspection of the company’s manufacturing facility in Ponce, Puerto Rico in June 2012.

The warning letter cites concerns relating to certain manufacturing and validation processes pertaining to Trilogy® Acetabular System products manufactured at the company’s Ponce, Puerto Rico facility. Specifically, the FDA noted that the company had not implemented a testing mechanism to demonstrate that Trilogy products manufactured at the Ponce facility met certain pre-determined design specifications. The agency also noted that the company had not validated the effect of certain manufacturing operations on Trilogy products manufactured in Ponce that incorporate metallic spikes.

The company is executing a field action to notify customers of the manufacturing issue; the field action does not involve the withdrawal of any product from the field. The company also had previously temporarily and voluntarily suspended release of the affected products from the Ponce facility pending validation of the processes cited in the warning letter. The company has since completed the validation of the Trilogy products that do not incorporate metallic spikes and has resumed release of those products from the Ponce facility. The company expects to complete validation of the Trilogy spiked shell products within the next few weeks.

The warning letter does not restrict production or shipment of the company’s products from the Ponce facility or require the withdrawal of any product from the marketplace. Nor does it restrict the company’s ability to seek 510(k) clearance of products. Since the date of the inspection, the company has provided detailed responses to the FDA as to its corrective actions and will continue to work expeditiously to address the issues identified by the FDA.

The company intends to implement corrective actions to address the concerns identified in the warning letter. The company cannot, however, give any assurances that the FDA will be satisfied with its response to the warning letter or as to the expected date of the resolution of the matters included in the warning letter. Until the violations are corrected, the company may be subject to additional regulatory action by the FDA, including seizure, injunction and/or civil money penalties. Additionally, requests for Certificates to Foreign Governments related to products manufactured at the Ponce facility will not be granted and premarket approval applications for Class III devices to which the Quality System regulation deviations are reasonably related will not be approved until the violations have been corrected. The company presently has no such applications before the FDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2012

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary